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EXHIBIT 21


                      ZIONS BANCORPORATION AND SUBSIDIARIES
                              AT DECEMBER 31, 1999



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
                 SUBSIDIARY                                          STATE
                 ----------                                          -----
Zions First National Bank                       Federally chartered doing business in Utah and
                                                                     Idaho

California Bank & Trust                                           California

Vectra Bank Colorado                            Federally chartered doing business in Colorado
                                                                and New Mexico

National Bank of Arizona                         Federally chartered doing business in Arizona

Nevada State Bank                                                   Nevada

The Commerce Bank of Washington                Federally chartered doing business in Washington

Cash Access, Inc.                                                    Utah

GB Capital Trust                                                   Delaware

Great Western Financial Corporation                                  Utah

Lockhart Realty Company                                              Utah

VBC Capital I                                                      Delaware

Zions Management Services Company                                    Utah

Zions Insurance Agency, Inc.                                         Utah

Zions Life Insurance Company                                        Arizona